PATENT LICENSE AND SETTLEMENT AGREEMENT

Between
Advanced Micro Devices, Inc.
and
Intergraph Hardware Technologies Company

THIS PATENT LICENSE AND SETTLEMENT AGREEMENT ("Agreement"), effective as of the EFFECTIVE DATE, is entered into by and between Intergraph Hardware Technologies Company, a Nevada corporation having an office at 2325-B Renaissance Drive, Suite 16, Las Vegas, Nevada 89119 (hereinafter called "INTERGRAPH") and Advanced Micro Devices, Inc., a Delaware corporation having an office at One AMD Place, P.O. Box 3453, Sunnyvale, California 94088-3453 (hereinafter called "AMD").

WHEREAS, INTERGRAPH is a wholly owned Subsidiary of Intergraph Corporation and holds and enforces all United States hardware patents and their foreign counterparts associated with Intergraph Corporation and its AFFILIATES;

WHEREAS, INTERGRAPH owns United States Patent Nos. 4,860,192, 4,884,197, 4,899,275, 4,933,835, and 5,091,846, which it wishes to license to AMD and to which AMD desires to acquire licenses as hereinafter provided;

WHEREAS, AMD has filed a Declaratory Judgment action in the United States District Court for the Northern District of California on January 15, 2004, proceeding No. C04-00236 MMC regarding United States Patent Nos. 4,860,192, 4,884,197, 4,899,275, 4,933,835, and 5,091,846 (the "Declaratory Judgment Action"); and

WHEREAS, AMD and INTERGRAPH desire to enter into a settlement regarding the Declaratory Judgment action and to dismiss such action in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions hereinafter set forth, it is agreed as follows:

1.    DEFINITIONS

The capitalized terms used herein shall have the definitions assigned to them in this Section 1 and shall include the singular as well as the plural.

1.1	AFFILIATE means (a) the PARENT of a PARTY, (b) a Subsidiary of a PARTY, or (c) a SUBSIDIARY of a PARENT.
1.2

SUBSIDIARY means a corporation, company, or other entity in which a PARTY (i) owns or has direct control over more than fifty percent (50%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority if such entity has voting shares or other voting securities, or (ii) owns or has direct control over more than fifty percent (50%) of the ownership interest that represents the right to make decisions for such entity, if such entity does not have voting shares or other voting securities; provided, however, that such corporation, company, or other entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exists.  Ownership of the requisite shares in the SUBSIDIARY may either be direct or through one or more intervening SUBSIDIARIES.

1.3

PARENT means a corporation, company or other entity that owns or has direct control over more than fifty percent (50%) outstanding shares or securities representing the right to vote for the election of directors or other managing authority of a PARTY if such entity has voting shares or other voting securities, or (ii) owns or has direct control over more than fifty percent (50%) of the ownership interest that represents the right to make decisions for such entity, if such entity does not have voting shares or other voting securities; provided, however, that such corporation, company, or other entity shall be deemed to be a PARENT only so long as such ownership or control exists.

1.4	PARTY means INTERGRAPH or AMD as the context dictates.
1.5

INTEGRATED CIRCUIT means an integrated unit comprising one or more active and/or passive circuit elements associated on one or more substrates, such unit forming, or contributing to the formation of, a circuit for performing electrical functions (including, if provided therewith, housing and/or supporting means).  The definition of "Integrated Circuit" shall also include any and all firmware, microcode or drivers, if adapted to cause such circuit to perform substantially all of its intended hardware functionality, whether or not such firmware, microcode or drivers are shipped with such integrated unit or installed at a later time.

1.6

Microprocessor means an Integrated Circuit (including, without limitation, digital signal processors, microprocessors, microcomputers, math coprocessors, and microcontrollers) containing functional elements including but not limited to registers, control logic, decision logic, input/output circuitry, interconnections such as data buses, address buses, or control buses and having a capability of executing temporarily or permanently stored program instructions or microinstructions, and which also may have other elements on the integrated circuit, including but not limited to memory, clock circuitry, input/output interface circuitry, memory controller, graphics circuitry and/or other functions ordinarily associated with or connected to central processing units.

1.7

AMD MICROPROCESSOR means a MICROPROCESSOR that (i) is designed solely or jointly by or for AMD, and  (ii) is either (x) manufactured by AMD or (y) manufactured for AMD by a third party in compliance with provisions of Section 3.2 hereof.  "AMD MICROPROCESSOR" also includes any PC BOARD that (i) is designed solely or jointly by or for AMD, and (ii) is either (x) manufactured by AMD or (y) manufactured for AMD by a third party in compliance with provisions of Section 3.2 hereof, provided that the MICROPROCESSOR cooperating socket or other MICROPROCESSOR connection means on the PC BOARD has been designed to work with a MICROPROCESSOR that satisfies the definition in the first sentence in this Section 1.7.

1.8

PC BOARD means a printed circuit board, including but not limited to add-on cards (e.g. daughter cards) that has been designed primarily for use in supporting a MICROPROCESSOR and which has at least one cooperating socket or other connection means for such MICROPROCESSOR.

1.9	INTERGRAPHPATENTS means United States Patent Nos. 4,860,192, 4,884,197, 4,899,275, 4,933,835 and 5,091,846 and the corresponding foreign patents listed on Exhibit A hereto.
1.10	LICENSED PRODUCT means a product with or into which an AMD MICROPROCESSOR is combined.
1.11	EFFECTIVE DATE shall mean April 7, 2004.
1.12

PROFIT OF AMD means the calendar year operating income of AMD's Computation Products Group (or any successor group or groups, however named, having responsibility for all of the products that are currently within the Computation Products Group), as reported to the United States Securities and Exchange Commission ("SEC") in each year of this Agreement.  In any year in which AMD does not report the Computation Products Group's operating income (or the operating income of the successor group or groups, however named, having responsibility for all of the products that are currently within the Computation Products Group) to the SEC, "PROFIT OF AMD" means the gross revenues received by AMD's Computation Products Group for the sale, lease or other disposition of AMD MICROPROCESSORS in each calendar year less the costs required to derive operating income as required for SEC reporting per GAAP (Generally Accepted Accounting Principles) as if the report was filed with the SEC.

1.13

AMD CUSTOMER means a customer that purchases AMD MICROPROCESSORS for either internal use or for the purpose of incorporating them into or with its own products, or other products from AMD or third parties, for subsequent sale.  AMD CUSTOMER includes OEM customers, system integrators and resellers.

1.14

END USER CUSTOMER means any purchaser of a LICENSED PRODUCT from AMD or an AMD CUSTOMER.  "END USER CUSTOMER" includes both the final end consumer of the LICENSED PRODUCT and all distributors, resellers, and dealers who purchase and sell the LICENSED PRODUCT in the channels of trade between AMD or the AMD CUSTOMER, as applicable, and the final end consumer of the LICENSED PRODUCT.

2.    PAST RELEASE AND DISMISSAL OF SUIT

2.1

INTERGRAPH hereby releases, acquits and forever discharges AMD and its SUBSIDIARIES and AFFILIATES, AMD CUSTOMERS and END USER CUSTOMERS from any and all claims which could have been asserted on or before the EFFECTIVE DATE for acts of infringement or alleged infringement of the INTERGRAPH PATENTS by a product comprising or incorporating an AMD MICROPROCESSOR under which a license or a right is herein granted by INTERGRAPH to or for AMD and its SUBSIDIARIES and AFFILIATES, AMD CUSTOMERS and END USER CUSTOMERS, which, if performed after the EFFECTIVE DATE, would or could have been licensed, sublicensed or permitted under or pursuant to the terms and conditions of this Agreement.

2.2

AMD agrees to and will instruct its attorneys promptly upon the execution of this Agreement to take the necessary action to dismiss the Declaratory Judgment action with prejudice.  AMD, through its attorneys, will make the necessary filings to dismiss the Declaratory Judgment action within seven (7) days after the execution of this Agreement.  Each PARTY agrees to bear their own respective costs and attorneys' fees associated with such Declaratory Judgment action.

2.3

INTERGRAPH agrees that it will not seek damages or other legal recourse against AMD CUSTOMERS based upon AMD MICROPROCESSORS, either alone or in combination with other elements, or the inclusion of AMD MICROPROCESSORS in LICENSED PRODUCTS in the pending lawsuit of Intergraph Hardware Technologies Company v. Dell Computer Corporation, et al., filed in the Eastern District of Texas, Case No. 2-03CV-312-TJW (the "DELL LITIGATION").  In furtherance of this agreement, INTERGRAPH will instruct its attorneys promptly upon the execution of this Agreement to seek to amend the list of accused products in such litigation by removing those products that now constitute LICENSED PRODUCTS to the extent that the identity of such products is known or becomes known.  To the extent that any claim against an AMD CUSTOMER in the pending litigation arises solely from the infringement of a right licensed to AMD or action permitted by INTERGRAPH hereunder in connection with such license, that claim is released, acquitted or discharged in accordance with Section 2.1 above.

3.    GRANTS

3.1

INTERGRAPH hereby grants to AMD, for the lives of the INTERGRAPH PATENTS, a personal worldwide, non-exclusive, irrevocable, non-transferable (except as specifically set forth herein) royalty-bearing license, without right to sublicense except as provided in Section 3.4, under the INTERGRAPH PATENTS:

3.1.1 to make, use, import, export, sell, offer to sell, lease or otherwise dispose of AMD MICROPROCESSORS; and
3.1.2 have AMD MICROPROCESSORS made, subject to Section 3.2.
3.2	Have Made Rights:
3.2.1

AMD's rights to have AMD MICROPROCESSORS manufactured for it by third parties under the licenses granted under Section 3.1 above shall apply only when the circuit designs (e.g., a behavioral model, such as RTL code, or other similar behavioral model that includes electrical and/or functional specifications, or an actual physical layout design such as a GDS model) for the products to be manufactured by such third party if provided to the third party by AMD as part of the manufacture process, are created solely or jointly by or for AMD and furnished to the third party manufacturer by or for AMD.

3.2.2

A manufacturer that is manufacturing AMD MICROPROCESSORS under the "have made" rights in this Section 3.2 may ship or drop ship AMD MICROPROCESSORS in accordance with the purchase instructions of AMD CUSTOMERS, provided that all sales, lease transactions or other dispositions of the AMD MICROPROCESSORS shipped in this manner shall be under orders that AMD CUSTOMERS have placed.

3.2.3

Upon INTERGRAPH's written request AMD shall, within thirty (30) days after receiving such request, inform INTERGRAPH in writing whether, and if so, to what extent, any manufacturer is manufacturing any AMD MICROPROCESSOR for AMD pursuant to the "have made" rights granted under this Agreement.

3.3

INTERGRAPH agrees that the sales, lease and disposition rights granted under Section 3.1 are unrestricted rights and that the products into or with which the AMD MICROPROCESSORS are incorporated or combined shall be LICENSED PRODUCTS under this Agreement for which no further license or royalty is due.  AMD may combine AMD MICROPROCESSORS with other AMD products or with third-party products and sell, lease or otherwise dispose of the resulting products to AMD CUSTOMERS or END USER CUSTOMERS; or AMD may sell, lease or otherwise dispose of AMD MICROPROCESSORS to AMD CUSTOMERS for incorporation or combination with or into products manufactured by such AMD CUSTOMERS (which may also include components from third-party sources).  In either event, once the initial sale, lease or disposition of the AMD MICROPROCESSOR occurs, there shall be no further liability (including but not limited to royalties) or obligation under the INTERGRAPH PATENTS in connection with any subsequent sale, lease, disposition or use of the LICENSED PRODUCT by or to an END USER CUSTOMER OR AN AMD CUSTOMER.

3.4

AMD may sublicense its rights under Sections 3.1 through 3.3, subject to all associated obligations and limitations, to any AMD AFFILIATE, provided that AMD shall remain principally liable for any breach of a term of this Agreement by any AMD AFFILIATE.

3.5

Notwithstanding anything to the contrary in this Agreement, the licenses granted hereunder shall only apply to AMD MICROPROCESSORS and the interaction between or combination of AMD MICROPROCESSORS and other components in the LICENSED PRODUCT.  Should the LICENSED PRODUCT contain a third-party MICROPROCESSOR, the inclusion of that MICROPROCESSOR in the LICENSED PRODUCT may need to be separately licensed from INTERGRAPH by the third-party MICROPROCESSOR manufacturer and/or the AMD CUSTOMER.

3.6

Notwithstanding anything to the contrary in this Agreement, under no circumstance shall any of the rights or licenses granted hereunder be assigned, transferred or otherwise extend to Intel Corporation.

3.7

The licenses granted under this Agreement do not include any right for AMD to act as a foundry for MICROPROCESSORS and AMD agrees that it will not use any right granted hereunder to act as a foundry for MICROPROCESSORS, wherein for purposes of this Section 3.7, a "foundry" is defined as an entity that manufactures MICROPROCESSORS developed primarily and substantially by third parties.  It shall not be a breach of this Section 3.7 if a third party works jointly with AMD to produce the design for a MICROPROCESSOR or if AMD commissions a third party to design a MICROPROCESSOR for AMD, provided that the resulting MICROPROCESSOR is either manufactured by AMD or is manufactured for AMD in compliance with Section 3.2.

3.8	Subject to the rights expressly granted in this Section 3, INTERGRAPH reserves all rights in the INTERGRAPH PATENTS.

4.    PAYMENTS

4.1	In consideration for the release, licenses and covenants granted herein, AMD shall pay to INTERGRAPH:
	4.1.1	Ten Million U.S. Dollars (US$ 10,000,000.00), within twenty-five (25) days of the EFFECTIVE DATE.
4.2	In further consideration for the release, licenses and covenants granted herein, AMD shall pay to INTERGRAPH in addition to the fees payable under Section 4.1:
	4.2.1	For the calendar year 2005, a royalty rate of two percent (2%) of the PROFIT OF AMD.
	4.2.2	For the calendar year 2006, a royalty rate of two percent (2%) of the PROFIT OF AMD.
	4.2.3	For the calendar year 2007, a royalty rate of two percent (2%) of the PROFIT OF AMD.
4.2.4

With respect to the royalty payments pursuant to this Section, the royalty rate payable by AMD pursuant to Sections 4.2.1, 4.2.2 and 4.2.3 shall be payable for each respective year if and only if PROFIT OF AMD is positive for that corresponding year.  However, in no event shall the payment due in one year by AMD exceed Five Million U.S. Dollars (US$ 5,000,000.00), and there shall be no carry-over of PROFITS on which payment is due from the preceding year.  Further, in no event shall the total payment due by AMD over the three-year period exceed Fifteen Million U.S. Dollars (US$ 15,000,000.00).

4.3

Each yearly payment, if any, shall be due within forty-five (45) days following the end of the calendar year of AMD for which payment is being made.  All payments hereunder shall be made in United States currency.

4.4

AMD acknowledges that the two percent (2%) royalty rate set forth herein is reasonable in light of: the litigation between the PARTIES; the issues raised by that litigation; the fact that the PARTIES' negotiations do not reflect what a willing licensee would pay a willing licensor in an arm's-length transaction; and AMD's financial condition.  All rights and licenses hereunder shall become fully paid-up upon the payment set forth in Section 4.2.3, if any is required, being made by AMD, or if no payment is required, then the licenses hereunder shall be fully paid up on December 31, 2007.

4.5	REPORTS AND RECORDS
4.5.1

AMD shall maintain, audit, and retain its books and records in accordance with applicable SEC public company requirements.  If AMD should cease to be subject to SEC public company accounting and reporting requirements at any time, AMD shall continue to keep full, true and accurate books and records which shall contain all information that may be reasonably necessary for the purpose of showing AMD's compliance with this Agreement, including without limitation, the amounts payable to INTERGRAPH hereunder.  Such books of account shall be kept at AMD's principal place of business or the principal place of business of the appropriate division or affiliated entity of AMD to which this Agreement relates.  Such books and the supporting data shall be open to inspection on behalf of INTERGRAPH upon no less than ten (10) business days written notice during reasonable business hours to the extent necessary for the purpose of verifying AMD's royalty statement or compliance in other respects with this Agreement.  Such inspection shall be made not more often than once each calendar year at the expense of INTERGRAPH by an independent certified public accountant appointed by INTERGRAPH and to whom AMD has no reasonable objection.  AMD may require that the independent certified public accountant execute a reasonable nondisclosure agreement as a condition to obtaining access to AMD's books and records.  AMD shall retain such records for not less than three (3) years after the close of each calendar year to which the books and records pertain.  In the event the independent certified public accountant determines that AMD has underpaid any royalty, INTERGRAPH shall promptly inform AMD and AMD shall have forty-five (45) days to pay INTERGRAPH any undisputed amounts owned to them. If AMD fails to make such payment for undisputed amounts owed by AMD to INTERGRAPH with the forty-five day period, then the payment shall be subject to the interest obligations set forth in Section 4.5.4.  In addition, if the underpayment is greater than five percent (5%), AMD shall pay the reasonable cost to INTERGRAPH of having the independent certified public accountant conduct the inspection.

	4.5.2	Within forty-five (45) days after the end of each calendar year in which royalties are due, AMD will deliver to INTERGRAPH a royalty report, which shall include, at minimum, the following
		4.5.2.1	the quantity of AMD MICROPROCESSORS sold, leased or otherwise disposed of by AMD and its Affiliates for which royalties are due hereunder;
		4.5.2.2	the operating income received for all AMD MICROPROCESSORS for which royalties are due under this Agreement sold during the period; and
		4.5.2.3	the royalty computations.
	4.5.3	With each such report submitted, AMD shall pay INTERGRAPH the royalties due and payable under this Agreement. If no royalties shall be due, AMD shall so report.
4.5.4

Any payments due from AMD that are not paid on the date such payments are due under this Agreement shall bear interest at a rate which is the lesser of one percent (1.0%) per month or the maximum legal rate.

4.5.5

AMD shall provide to INTERGRAPH a copy of all information that it receives from its Affiliates relating to the revenue that those Affiliates receive from the sale, lease or other disposition of AMD MICROPROCESSORS to the extent that such information would be reportable by AMD under this Section 4.5 if the sale, lease or other disposition of the AMD MICROPROCESSOR had been made by AMD directly.

4.6		Payments by AMD shall be made by wire transfer to [redacted]. Notice of payments shall be sent by AMD to INTERGRAPH'S address in Section 6.12.1.
4.7

INTERGRAPH shall bear all taxes imposed on it with respect to the payments of this Section: provided, however, that if required by applicable law, AMD shall withhold the amount of taxes levied on payments to be made by AMD pursuant to this Agreement, and shall promptly make payment of the withheld amount to the appropriate tax authorities and shall transmit to INTERGRAPH official tax receipts or other evidence issued by such appropriate tax authorities to enable INTERGRAPH to support a claim for tax credit with respect to such withheld taxes so paid by AMD.  Except for the foregoing, AMD shall be solely responsible and shall pay all taxes, levies and assessments, however characterized arising from or relating to the rights licensed to it hereunder and its exercise of those rights.

5.    TERM, SUSPENSION, TERMINATION, AND ASSIGNABILITY

5.1	The term of this Agreement shall be from the EFFECTIVE DATE until the expiration of the last to expire INTERGRAPH PATENTS.
5.2

In the event of any material breach of this Agreement by either PARTY hereto, if such breach is not corrected within thirty (30) days after written notice describing such breach, this Agreement may be terminated forthwith by further written notice to that effect from the PARTY noticing the breach.

5.3

Assignment.  Except as provided in this Section 5.3, neither party shall assign or transfer this Agreement (including any right or interest therein) or delegate any obligation under this Agreement to any third party, without the other party's prior written consent.  For purposes of this Section 5.3, an "assignment" by AMD under this Section shall include the assignment of this Agreement (including any right or interest therein) or delegation of any obligation under this Agreement, and shall be deemed to include, without limitation, the following: (a) a change in the beneficial ownership of AMD of greater than fifty percent (50%) (whether in a single transaction or a series of related transactions to a single entity); or (b) the acquisition of more than fifty percent (50%) of AMD's voting stock (or of non-voting securities convertible into voting stock) by another party (whether in a single transaction or series of related transactions to a single entity).  Any attempted assignment in contravention of this Section 5.3 shall be void and ineffective.

5.4	Intentionally left blank.
5.5	Suspension of Licenses.
5.5.1

Suspension.  In the event that AMD fails to make the payment pursuant to Section 4.1.1 hereunder when due and payable, all licenses granted hereunder shall be suspended immediately and without further action by INTERGRAPH only until such time as AMD pays in full all amounts due, together with applicable late payment charges as provided in Section 4.5.4.

5.5.2

Consequences of Suspension.  All AMD MICROPROCESSORS sold, leased or otherwise disposed of during such suspension period shall be unlicensed under this Agreement.  The licenses to any AMD MICROPROCESSORS sold, leased or otherwise disposed of subsequent to any such period of suspension, and the rights of AMD CUSTOMERS and END USER CUSTOMERS in the resulting LICENSED PRODUCTS, shall be unaffected by the suspension.

5.5.3

License of Suspended Products.  Products that are sold, leased, or otherwise disposed of during any suspension period shall be deemed licensed as though there was no suspension period upon the cure by AMD of the breach of its payment obligation under Section 4.1.1 of this Agreement.

5.5.4

Good-Faith Refusals.  The licenses set forth in this Agreement shall not be suspended if AMD's refusal to pay is based upon a good-faith belief that INTERGRAPH or its Affiliates has breached the terms of this Agreement, provided, however, that if it is subsequently shown that there was no reasonable basis for AMD's assertion, AMD shall pay in the amounts due and the late payment charges under Section 4.5.4.

5.6	The parties agree that Sections 3, 4, 5.5, 5.6, 6.7, 6.9, 6.10, and 6.12 shall survive the termination or expiration of this Agreement.

6.    MISCELLANEOUS PROVISIONS

6.1

Each PARTY represents and warrants that it has the power, right and authority to grant the releases herein.  INTERGRAPH represents and warrants that it has the right to grant to or for the benefit of AMD the rights and licenses granted hereunder in Sections 2 and 3 for all INTERGRAPH PATENTS.

6.2	Nothing contained in this Agreement shall be construed as:
	6.2.1	restricting the right of AMD or any of its SUBSIDIARIES to make, have made, use, sell, lease or otherwise dispose of any product or products not herein licensed;
	6.2.2	an admission by AMD of, or a warranty or representation by INTERGRAPH as to, the validity, enforceability, infringement and/or scope of the INTERGRAPH PATENTS;
6.2.3

imposing on INTERGRAPH any obligation to institute any suit or action for infringement of any INTERGRAPH PATENTS, or to defend any suit or action brought by a third party which challenges or concerns the validity of any INTERGRAPH PATENTS licensed under this Agreement;

6.2.4

a warranty or representation by INTERGRAPH that any importation, manufacture, use, sale, lease or other disposition of LICENSED PRODUCTS of AMD will be free from infringement of any patent other than the INTERGRAPH PATENTS licensed herein;

	6.2.5	an obligation on either PARTY to file any patent application or to secure any patent or maintain any patent in force; or
	6.2.6	an obligation on either PARTY to furnish any manufacturing or technical information under this Agreement.
6.3	INTERGRAPH DISCLAIMS ANY AND ALL IMPLIED WARRANTIES WITH RESPECT TO INTERGRAPH PATENTS, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
6.4

No express or implied waiver by either of the PARTIES to this Agreement of any breach of any term, condition or obligation of this Agreement by the other PARTY shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature.

6.5

Anything contained in this Agreement to the contrary notwithstanding, the obligations of the PARTIES hereto shall be subject to all laws, both present and future, of any government having jurisdiction over either PARTY hereto, and to orders or regulations of any such government, or any department, agency, or court thereof.  The PARTIES hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by any such law, order, or regulation, or by any acts of war, acts of public enemies, fires, floods, acts of God, or any other contingency of like or different kind beyond the control of the PARTIES, but only so long as said law, order, regulation or contingency continues.

6.6	The captions used in this Agreement are for convenience only, and are not to be used in interpreting the obligations of the PARTIES under this Agreement.
6.7

This Agreement and the performance of the PARTIES hereunder shall be construed in accordance with and governed by the laws of the State of California as applied to agreements entered into and fully performed therein by residents thereof.

6.8

If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause, or provision shall not be affected; and such invalid term, clause, or provision shall be replaced, if possible, by a valid term that reflects the intent of the PARTIES or if such is not possible, shall be deemed deleted from this Agreement.

6.9

This Agreement is the result of negotiations between the PARTIES, which PARTIES acknowledge that they have been represented by counsel during such negotiations; accordingly, this Agreement shall not be construed for or against either PARTY regardless of which PARTY drafted this Agreement or any portions thereof.

6.10

This Agreement sets forth the entire Agreement and understanding between the PARTIES as to the subject matter hereof and merges all prior discussions between them, and neither of the PARTIES shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the PARTY to be bound thereby.

6.11

Except as expressly set forth in this Section 6.11, the PARTIES shall have the right to disclose the existence of this Agreement, but shall keep the terms of this Agreement confidential until specific terms are publicly disclosed without breach of this Agreement by a party hereto, and shall not otherwise now or hereafter divulge any part thereof to any third party.

6.11.1

Each PARTY may issue a press release and hold press briefings including the message and quotes from appropriate officers that the DECLARATORY JUDGMENT ACTION has been dismissed, that AMD and its AFFILIATES are licensed under the INTERGRAPH PATENTS for products and systems that include an AMD MICROPROCESSOR, and that AMD CUSTOMERS and END USER CUSTOMERS have a pass-through license to LICENSED PRODUCTS.  Each PARTY may also include a discussion of the licenses granted hereunder, the financial terms of this Agreement, and similar information that the PARTY determines to be appropriate and of interest to said PARTY and its AFFILIATES' shareholders.  Prior to publicly disclosing any such materials, each PARTY shall submit such materials to the other for review and written approval, which review and approval shall not be unreasonably withheld, conditioned or delayed.  The PARTIES agree that they shall promptly review any submitted materials and will use good faith efforts to approve a submission within one (1) business day after receipt thereof.

6.11.2

Prior to disclosure pursuant to Section 6.11.4, AMD may also disclose to AMD CUSTOMERS and END USER CUSTOMERS that no further license is required under the INTERGRAPH PATENTS for LICENSED PRODUCTS, and disclose to third party partners the "have made" rights granted herein.    If AMD so chooses, AMD may display to AMD CUSTOMERS, END USER CUSTOMERS and third party partners those portions of the Agreement that relate to the pass-through rights that result from the purchase of AMD MICROPROCESSORS under this Agreement or the "have made" rights set forth herein (with wire transfer information and other information not necessary to disclose redacted).

	6.11.3	INTERGRAPH may produce this Agreement in the DELL LITIGATION, provided that it will use reasonable efforts to make such disclosure subject to confidentiality restrictions.
6.11.4

Each PARTY may include a copy of this Agreement (with wire transfer information and other information not necessary to disclose redacted) with its filings with the SEC or other governmental agency to the extent that it determines that inclusion of this Agreement is necessary in order for it to comply with United States securities laws and regulations or other applicable legal requirements.  The Parties acknowledge that each party will be required to file this Agreement with the SEC either as a Form 8-K or as an exhibit to Forms 10-Q or 10-K.

	6.11.5	In addition, the terms of this Agreement may be disclosed:
		6.11.5.1	with the prior written consent of the other PARTY; or
		6.11.5.2	to any governmental body having jurisdiction to request and to read the same; or
		6.11.5.3	as otherwise may be required by law or legal processes; or
		6.11.5.4	to legal counsel representing either PARTY.
6.11.6

Notwithstanding the above, no disclosure of this Agreement shall be made pursuant to Section 6.11.5 without the disclosing PARTY first giving the other PARTY reasonable prior notice of such intended disclosure so as to allow the other PARTY sufficient time to seek a protective order or otherwise assure the confidentiality of this Agreement as that other PARTY shall deem appropriate.

	6.11.7	Notwithstanding anything to the contrary herein, the provisions of this Section 6.11 shall survive termination of this Agreement and continue in perpetuity.
6.12

All notices required or permitted to be given hereunder shall be in writing and shall be sent by facsimile to the facsimile number and address below with a confirmation copy dispatched in any post office by airmail, postage prepaid, or international courier to that address:

	6.12.1	If to INTERGRAPH: Facsimile Number: (702) 966-4247 Intergraph Hardware Technologies Company 2325- B Renaissance Drive, Suite 16 Las Vegas, NV 89119 Attn: President
with a copy to:
Intergraph Corporation Legal Department, MS/HQ034 Huntsville, AL 35894-0001 Attn: General Counsel Facsimile Number: (256) 730-2048
	6.12.2	If to AMD: Facsimile Number: (512) 602-4932 Advanced Micro Devices, Inc. One AMD Place P.O. Box 3453 Sunnyvale, CA 94088-3453 Attn: General Counsel Mail Stop 562
	6.12.3	The date of receipt of such a notice shall be the date for the commencement of the running of the period provided for in such notice, or the date at which such notice takes effect, as the case may be.
6.12.4

Either PARTY may designate a different facsimile number, address or recipient by delivering notice of such changes to the other PARTY in accordance with the provisions of this Section 6.12 and such changes shall become effective upon receipt.

6.13	This Agreement and any counterpart original thereof may be executed and transmitted by facsimile. The facsimile signature shall be valid and acceptable for all purposes as if it were an original.
IN WITNESS WHEREOF, the authorized signatories of the PARTIES hereto have executed this Agreement.
Advanced Micro Devices, Inc.			Intergraph Hardware Technologies Company
/s/ Harry Wolin			/s/ Gwendolyn D. Harris

Signature			Signature
Harry Wolin			Gwendolyn D. Harris

Name			Name
General Counsel			Intellectual Property Manager

Title			Title
April 9, 2004			April 9, 2004

Date			Date

Exhibit A

Foreign Patents

Invention	Status of Appl	Patent Num or Appl Ser Num	Country
Multiple Bus System Including a Microprocessor Having Separate Instructions and Data Interfaces and Caches	Issued	1,269,176	Canada
Multiple Bus System Including a Microprocessor Having Separate Instructions and Data Interfaces and Caches	Pending	38129/86	Japan
Cache-MMU System	Issued	1,272,301	Canada
Cache-MMU System	Issued	0 196 244	Europe
Cache-MMU System	Issued	2,083,650	Japan
Cache-MMU System	Issued	IT 0196244	Italy
Cache-MMU System	Issued	NL 0196244	Netherlands
Cache-MMU System	Issued	FR 0196244	France
Cache-MMU System	Issued	P3650584.6	Germany
Cache-MMU System	Issued	GB 0196244	Great Britain
Cache-MMU System	Issued	0 732 656	European patent will be validated in DE, GB, FR, IT, NL
Cache-MMU System	Issued	1,283,219	Canada
Cache-MMU System	Issued	1,283,220	Canada